Exhibit 10.2

JCL RECOURSE LIABILITIES GUARANTY

Loan Nos. 706109203 and 706109205	August 16, 2013

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, the undersigned, CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation (whether one or more, hereinafter together called “Guarantor” in the singular), absolutely guarantees and agrees to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (hereinafter called “Prudential”) at the address designated in the Loan Agreement (as hereinafter defined), or the then-current holder of the Notes (as defined in the Loan Agreement) immediately prior to the purchase of the Loan (as defined in the Loan Agreement) by JCL (as defined in the Loan Agreement), the amount set forth in Sections 1.04(c) and 1.06(c) of the Loan Agreement which is the obligation of the Borrowers (as defined in the Loan Agreement) (hereinafter collectively called “Borrower”), together with all interest, attorneys’ fees and collection costs provided for herein (all such indebtedness is hereinafter called the “Recourse Liabilities”), which obligation of Borrower under the Loan Agreement is further evidenced and secured by the Notes and the Instruments (as defined in the Loan Agreement) and that certain Loan Agreement by and among Borrower and Prudential dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, hereinafter called the “ Loan Agreement”). Guarantor further agrees to pay any and all costs, attorneys’ fees and expenses incurred or expended by Prudential in collecting any of the Recourse Liabilities or in enforcing any right granted hereunder. The term “Obligations” as used herein shall have the same meaning as such term is defined in the Loan Agreement.

1. Except as otherwise specifically provided or limited herein, Guarantor shall pay for the benefit of Prudential all or any portion of the Recourse Liabilities within fifteen (15) days after receipt of written notice from Prudential specifying that Borrower has failed to pay any of the Recourse Liabilities, setting forth the amount of the Recourse Liabilities then due and payable, and making demand for payment thereof by Guarantor.

2. Guarantor expressly waives presentment for payment, demand, notice of demand and of dishonor and non-payment of the Recourse Liabilities, notice of intention to accelerate the maturity of the Recourse Liabilities or any part thereof, notice of disposition of collateral, notice of acceleration of the maturity of the Recourse Liabilities or any part thereof, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. Prudential shall be under no obligation to notify Guarantor of its acceptance hereof or of any advances made or credit extended on the faith hereof or the failure of Borrower to pay any of the Recourse Liabilities as they mature or any default in the performance of any of the Obligations under the Documents, or to use diligence in preserving the liability of any person on the Recourse Liabilities or the Obligations or in bringing suit to enforce collection of the Recourse Liabilities or performance of the Obligations. Guarantor waives all defenses given to sureties or guarantors at law or in equity other than the actual payment of the Recourse Liabilities and all defenses based upon questions as to the validity, legality or enforceability of the Recourse Liabilities and/or the Obligations and agrees that Guarantor shall be primarily liable hereunder.

3. Prudential, without authorization from or notice to Guarantor and without impairing, modifying, changing, releasing, limiting or affecting the liability of Guarantor hereunder, may from time to time at its discretion and with or without valuable consideration, alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the Recourse Liabilities, increase or

Prudential Loan Nos. 706109203 and 706109205

CNL MOB Portfolio

Recourse Liabilities Guaranty

reduce the rate of interest thereon, take and surrender security, exchange security by way of substitution, or in any way it deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security, add or release or discharge endorsers, guarantors or other obligors, make changes of any sort whatsoever in the terms of payment of the Recourse Liabilities, in the Obligations or in the manner of doing business with Borrower, or settle or compromise with Borrower or any other person or persons liable on the Recourse Liabilities or the Obligations on such terms as it may see fit, and may apply all moneys received from Borrower or others, or from any security held (whether held under a security instrument or not), in such manner upon the Recourse Liabilities (whether then due or not) as it may determine to be in its best interest, without in any way being required to marshal securities or assets or to apply all or any part of such moneys upon any particular part of the Recourse Liabilities. It is specifically agreed that Prudential is not required to retain, hold, protect, exercise due care with respect thereto, perfect security interests in or otherwise assure or safeguard any security for the Recourse Liabilities or the Obligations; no failure by Prudential to do any of the foregoing and no exercise or non-exercise by Prudential of any other right or remedy of Prudential shall in any way affect any of Guarantor’s obligations hereunder or any security furnished by Guarantor or give Guarantor any recourse against Prudential.

4. The liability of Guarantor hereunder shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following: (a) the incapacity, death, disability, dissolution or termination of Guarantor, Borrower, Prudential or any other person or entity; (b) the failure by Prudential to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Borrower or any other person or entity; (c) recovery from Borrower or any other person or entity becomes barred by any statute of limitations or is otherwise prevented; (d) any defenses, set-offs or counterclaims which may be available to Borrower or any other person or entity (other than the actual payment of the Obligations); (e) any transfer or transfers of any of the property covered by the Instruments, the Loan Agreement or any other instrument securing the payment of the Notes; (f) any modifications, extensions, amendments, consents, releases or waivers with respect to the Notes, the Loan Agreement, the Instruments, any other instrument now or hereafter securing the payment of the Notes, or this Guaranty; (g) any failure of Prudential to give any notice to Guarantor of any default under the Notes, the Loan Agreement, the Instruments, any other instrument securing the payment of the Notes, or this Guaranty; (h) Guarantor is or becomes liable for any indebtedness owing by Borrower to Prudential other than under this Guaranty; or (i) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Borrower, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Bankruptcy Code (as defined in the Instruments) or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “applicable Bankruptcy Law”) or from the decision of any court.

5. Prudential shall not be required to pursue any other remedies before invoking the benefits of the guaranties contained herein, and specifically it shall not be required to make demand upon or institute suit or otherwise pursue or exhaust its remedies against Borrower or any surety other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Recourse Liabilities. Prudential may maintain an action on this Guaranty without joining Borrower therein and without bringing a separate action against Borrower.

6. If for any reason whatsoever (including but not limited to ultra vires, lack of authority, illegality, force majeure, act of God or impossibility) the Recourse Liabilities or the Obligations cannot be enforced against Borrower, such unenforceability shall in no manner affect the liability of Guarantor hereunder and Guarantor shall be liable hereunder notwithstanding that Borrower may not be liable for such Recourse Liabilities or such Obligations and to the same extent as Guarantor would have been liable if such Recourse Liabilities or Obligations had been enforceable against Borrower.

Prudential Loan Nos. 706109203 and 706109205

CNL MOB Portfolio

Recourse Liabilities Guaranty

7. Guarantor absolutely and unconditionally covenants and agrees that in the event that Borrower does not or is unable to pay the Recourse Liabilities for any reason, including, without limitation, liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Borrower, or the disaffirmance or termination of any of the Recourse Liabilities or Obligations in or as a result of any such proceeding, Guarantor shall pay the Recourse Liabilities and no such occurrence shall in any way affect Guarantor’s obligations hereunder.

8. Should the status of Borrower change, this Guaranty shall continue and also cover the Recourse Liabilities of Borrower under the new status according to the terms hereof. This Guaranty shall remain in full force and effect notwithstanding any transfer of any of the property covered by the Loan Agreement, the Instruments or the Assignments (as defined in the Loan Agreement).

9. In the event any payment by Borrower to Prudential is held to constitute a preference under any applicable Bankruptcy Law, or if for any other reason Prudential is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower to Prudential shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Prudential in accordance with Section 1 above and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

10. Guarantor agrees that it shall not have (a) the right to the benefit of, or to direct the application of, any security held by Prudential (including the property covered by the Loan Agreement, the Instruments, the Assignments, and any other instrument securing the payment of the Notes), any right to enforce any remedy which Prudential now has or hereafter may have against Borrower, or any right to participate in any security now or hereafter held by Prudential, or (b) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or against any security resulting from the exercise or election of any remedies by Prudential (including the exercise of the power of sale under the Instruments), or any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation, from any cause, of the liability of Borrower.

11. The payment by Guarantor of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Recourse Liabilities or any proceeds thereof, or any security therefor, unless and until the full amount owing to Prudential on the Recourse Liabilities has been fully paid, but when the same has been fully paid Guarantor shall be subrogated as to any payments made by it to the rights of Prudential as against Borrower and/or any endorsers, sureties or other guarantors.

12. Notwithstanding any payments made by or for the account of Guarantor on account of the Recourse Liabilities, Guarantor shall not be subrogated to any rights of Prudential until such time as Prudential shall have received payment of the full amount of all Recourse Liabilities. For the purposes of the preceding sentence only, the Recourse Liabilities shall not be deemed to have been paid in full by foreclosure of the Instruments or by acceptance of a deed in lieu thereof, and Guarantor hereby waives and disclaims any interest which it might have in the property covered by the Loan Agreement, the Instruments or the Assignments or other collateral security for the Recourse Liabilities and the Obligations, by subrogation or otherwise, following foreclosure of the Instruments or Prudential’s acceptance of a deed in lieu thereof.

Prudential Loan Nos. 706109203 and 706109205

CNL MOB Portfolio

Recourse Liabilities Guaranty

13. Guarantor expressly subordinates its rights to payment of any indebtedness owing from Borrower to Guarantor, whether now existing or arising at any time in the future, to the prior right of Prudential to receive or require payment in full of the Recourse Liabilities and until payment in full of the Recourse Liabilities (and including interest accruing on the Notes after any petition under applicable Bankruptcy Law, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under such applicable Bankruptcy Law generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor or any security for such indebtedness; provided, however, that so long as no Event of Default (as defined in the Loan Agreement) has occurred under the Documents, the foregoing restriction on payment or satisfaction of indebtedness shall not apply to any distributions or payments of indebtedness made (i) to any Guarantor as the holder of an equity interest in Borrower or in payment or satisfaction of indebtedness to Guarantor, (ii) in the ordinary course of Borrower’s business, and (iii) more than ninety (90) days prior to an Event of Default under the Documents. If Guarantor should receive any such payment, satisfaction or security for any indebtedness of Borrower to Guarantor in contravention of the foregoing sentence, Guarantor agrees forthwith to deliver the same to Prudential in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Recourse Liabilities and until so delivered, agrees to hold the same in trust for Prudential.

14. Under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable law (the “Maximum Rate”) and the payment obligations of Guarantor hereunder are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance of the Notes or otherwise, the aggregate amounts paid hereunder shall include amounts which by law are deemed interest and which could exceed the Maximum Rate, Guarantor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Guarantor and Prudential, and Prudential shall promptly credit such excess (only to the extent such interest payments are in excess of the Maximum Rate) against the unpaid principal balance of the Notes, and any portion of such excess payments not capable of being so credited shall be refunded to Guarantor. The term “applicable law” as used in this paragraph shall mean the laws of the State of Arizona or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

15. Guarantor hereby represents, warrants and covenants to and with Prudential as follows: (a) the making of the Loan by Prudential to Borrower is and will be of direct interest, benefit and advantage to Guarantor; (b) Guarantor is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could render Guarantor insolvent or bankrupt, and there has not been filed by or against Guarantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Guarantor or any substantial portion of Guarantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under applicable Bankruptcy Law; (c) all reports, financial statements and other financial and other data which have been or may hereafter be furnished by Guarantor to Prudential in connection with this Guaranty are or shall be true and correct in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading and do or shall fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor’s operations for the periods for which the same are furnished, and no material adverse change has occurred since the dates of such

Prudential Loan Nos. 706109203 and 706109205

CNL MOB Portfolio

Recourse Liabilities Guaranty

reports, statements and other data in the financial condition of Guarantor; (d) to the best of Guarantor’s knowledge after due inquiry and investigation, the execution, delivery and performance of this Guaranty do not contravene, result in the breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Guarantor is subject; (e) there are no judicial or administrative actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor that would have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty or involving the validity, enforceability or priority of this Guaranty; and (f) this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

16. Guarantor will deliver to Prudential, within one hundred twenty (120) days after the end of Guarantor’s fiscal year, the most recent financial statements of Guarantor in scope and detail reasonably satisfactory to Prudential (or, if Guarantor does not have financial statements prepared, the most recent financial statements of Guarantor’s parent). The statements shall be sworn and certified as to accuracy by Guarantor.

17. Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them. All of the obligations and liability of said guarantors hereunder shall be joint and several. Suit may be brought against said guarantors, jointly and severally, or against any one or more of them or less than all of them, without impairing the rights of Prudential against the other or others of said guarantors; and Prudential may compound with any one or more of said guarantors for such sums or sum as it may see fit and/or release a portion of said guarantors from all further liability to Prudential for any Recourse Liabilities without impairing the right of Prudential to demand and collect the balance of such Recourse Liabilities from the other or others of said guarantors not so compounded with or released; but it is agreed among said guarantors themselves, however, that such compounding and release shall in nowise impair the rights of said guarantors as among themselves.

18. Except as otherwise provided herein, the rights of Prudential are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions until and unless all Recourse Liabilities have been paid and each of the obligations of Guarantor hereunder has been performed.

19. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, sent to the intended addressee at the address shown below, or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.

20. This Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of Arizona in all respects.

21. This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

Prudential Loan Nos. 706109203 and 706109205

CNL MOB Portfolio

Recourse Liabilities Guaranty

22. This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

23. The books and records of Prudential showing the accounts between Prudential and Borrower shall be admissible in any action or proceeding hereon as prima facie evidence of the items set forth herein.

24. Guarantor waives and renounces any and all homestead or exemption rights Guarantor may have under the Constitution or the laws of any state as against Guarantor, and does transfer, convey and assign to Prudential a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay the Recourse Liabilities. Guarantor hereby directs any trustee in bankruptcy having possession of such homestead or exemption to deliver to Prudential a sufficient amount of property or money set apart as exempt to pay the Recourse Liabilities.

25. The terms, provisions, covenants and conditions hereof shall be binding upon Guarantor and the heirs, devisees, representatives, successors and assigns of Guarantor and shall inure to the benefit of Prudential and all transferees, credit participants, successors, assignees and/or endorsees of Prudential other than JCL. Within this Guaranty, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

26. None of Guarantor’s respective officers, directors, shareholders, employees, agents, parents or principals (each a “Related Party”) shall have any liability for Guarantor’s obligations set forth in this Guaranty, except with respect to a Related Party that is also a guarantor of such obligations and except as otherwise provided in the Documents. The scope of this Guaranty shall in no way affect or limit any liability of Guarantor under the Recourse Liabilities Guaranties (as defined in the Loan Agreement), the Environmental Indemnities (as defined in the Loan Agreement), or the ERISA Indemnities (as defined in the Loan Agreement).

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Prudential Loan Nos. 706109203 and 706109205

CNL MOB Portfolio

Recourse Liabilities Guaranty

IN WITNESS WHEREOF, this Guaranty has been executed by Guarantor as of the date first set forth above.

GUARANTOR:

CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation

By:	/s/ Joshua J. Taube
Name:	Joshua J. Taube
Title:	Vice President

[CORPORATE SEAL]

The address of Guarantor is:

450 South Orange Avenue

Orlando, Florida 32801

Attention:	Joseph T. Johnson,
SVP and CFO, and
Holly J. Greer,
SVP and General Counsel

The address of Prudential is:

The Prudential Insurance Company of America

c/o Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Asset Management Department

Reference Loan Nos. 706109203 and 706109205

With a copy to:

The Prudential Insurance Company of America

c/o Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Legal Department

Reference Loan Nos. 706109203 and 706109205

Prudential Loan Nos. 706109203 and 706109205

CNL MOB Portfolio

Recourse Liabilities Guaranty